Exhibit 10.12

Trans-Lux Corporation Inc.
STOCK OPTION AGREEMENT

Trans-Lux Corporation Inc. (the “Company”) hereby grants the following stock option. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”)	[__________]
Grant Date:	December [___], 2021
Incentive Stock Option or Nonstatutory Stock Option:	It is the intention of the Company that the Option is an Incentive Stock Option. If the Option is ineligible for Incentive Stock Option, then it will be treated as a Nonstatutory Stock Option.
Number of shares of the Company’s Common Stock subject to this option (“Shares”):	[____]
Option exercise price per Share:	$0.40—The Board of Directors has determined that such price constitutes fair market value of the Company’s Common Stock.
Number, if any, of Shares that vest immediately on the grant date:	None
Vesting Start Date:	December [___], 2022
Final Exercise Date:	December [___], 2025

Vesting Schedule:

Vesting Date:	Number of Options that Vest:
December [___], 2022	[____]
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Trans-Lux Corporation Inc.
Signature of Participant

Street Address	By:
Name: [_______]
City/State/Zip Code		Title: [_______]

Trans-Lux Corporation Inc.

Stock Option Agreement
Incorporated Terms and Conditions

1.                  Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein, the number of Shares set forth in the Notice of Grant of common stock, $0.001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern Time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law. If for whatever reason the option is ineligible for incentive stock option treatment it will be treated as a nonstatutory stock option.  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                  Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof.

3.                  Exercise of Option.

a.                      Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full of the purchase price, in cash, [by check] or such other instrument as may be acceptable to the Company. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

b.                     Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants (an “Eligible Participant”).

c.                      Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate on the Final Exercise Date, provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

d.                     Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below and the Participant has not resigned from the Company as specified in paragraph (f), this option shall be exercisable until the Final Exercise Date by the Participant (or in the case of death, by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability.

e.                      Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other service is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of service (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). “Cause” shall mean (1) Participant’s commission at any time of any act or omission that results in a conviction or plea of no contest for any felony or crime involving moral turpitude; (2) Participant’s commission at any time of any act of fraud, embezzlement, misappropriation of material Company property, or material misconduct; (3) Participant materially or repeatedly fails to reasonably perform the responsibilities of his or her position or meet the performance expectations of the Company; (4) Participant engages in misconduct that causes or may cause material harm to the reputation of the Company or subject the Company to criminal or civil liability; (5) Participant’s material act of insubordination or failure to follow a lawful and material instruction from the Company; or (6) Participant materially breaches any term of his or her employment agreement, any other material agreement entered into between the Participant and the Company or written policy of the Company; provided that for subsections (3) through (6), if the breach reasonably may be cured, Participant has been given at least thirty (30) days after Participant’s receipt of written notice of such breach from the Company to cure such breach. Whether or not such breach has been cured will be determined in the reasonable judgment of the Company. The Participant’s employment or other service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

f.                       Resignation. If, prior to the Final Exercise Date, the Participant resigns from his or her position from the Company, the right to exercise this option shall terminate immediately upon the effective date of such resignation of service.

4.                  Tax Matters.

a.                      Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company, for payment of, any amount of taxes of any kind (including income tax and employees’ social security contributions) (“Tax Liability”) required by law to be withheld in respect of this option.

b.                     Indemnification. The Participant irrevocably agrees that in the event that a Tax Liability arises in respect of this option (or any Shares acquired in connection with this option), the Participant irrevocably agrees to pay, and reimburse, the Company, his employer (if different), or any other applicable person for any such Tax Liability.

c.                      [Disqualifying Disposition. If this option is an incentive stock option and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.]

5.                  Transfer Restrictions; Clawback.

a.                      This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

b.                     In accepting this option, the Participant agrees to be bound by any claw back policy that the Company has in place or may adopt in the future.

6.                  No Employment Rights.

Nothing contained in this agreement shall confer upon the Participant any right to continue in the employ or other service of the Company or any of its subsidiaries, nor constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Participant’s compensation or other benefits or to terminate the employment of the Participant, with or without cause; provided, however, that nothing contained in this agreement shall adversely affect any independent contractual right of the Participant, including but not limited to the Participant’s rights under any employment agreement, without his or her consent thereto.

7.                  Adjustments.

If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Company’s common stock (whether in the form of cash, common stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or there shall occur any similar, unusual or extraordinary corporate transaction or event in respect of the Company’s common stock or a sale of substantially all the assets of the Company as an entirety, then the Company’s board of directors shall, in such manner and to such extent (if any) as it deems appropriate and equitable (a) proportionately adjust any or all of (i) the number and type of shares of common stock (or other securities) which thereafter may be made the subject of the options granted hereunder; (ii) the number, amount and type of shares of common stock (or other securities or property) subject to the options granted hereunder; (iii) the grant, purchase, or exercise price of the options granted hereunder; (iv) the securities, cash or other property deliverable upon exercise of the options granted hereunder; or (v) the performance standards appropriate to the options granted hereunder; or (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of the options granted hereunder or the cash, securities or property deliverable to the Participant based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event. In any of such events, the Company’s board of directors may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.                  Change in Control.

a.                      A Change in Control shall be deemed to have occurred if:

i.                    Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

ii.                  The consummation of a merger or consolidation of the Company with any other business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

iii.                The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

iv.                Consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

b.                     Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any award (or any portion of an award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Company’s board of directors shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

9.                  Regulations.

            This agreement and the grant and exercise of the options hereunder, and the obligation of the Company to sell and deliver the Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required. Additionally, notwithstanding any other provision in this agreement, the options may not be exercised in whole or in part unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of the options granted hereunder in order to permit the exercise of the options in whole or in part and the issuance and sale of the Shares subject to the options, although the Company may in its sole discretion register such Shares at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Shares to be issued upon the exercise of the options may, at the direction of the Company, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Company may also give appropriate stop transfer instructions with respect to the Shares to the Company’s transfer agent. The Company undertakes that following stockholder approval of this agreement, the Company will seek to register the resale of the Shares.  Additionally, the Participant understands and acknowledges that he or she is subject to the Company’s rules regarding insider trading contained in the Company’s code of conduct or otherwise.

10.              Limitation of Liability.

No officer or employee of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this agreement, and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

11.              Notices.

All notices provided for in this agreement will be in writing signed by the party giving such notice sent by (a) registered or certified mail, return receipt requested; (b) any prepaid overnight courier delivery service then in general us; (c) hand; or (d) facsimile transmission or similar means of communication if such transmission of such notice is confirmed immediately by any of the other means set forth above, as follows:

If to the Company:      Trans-Lux Corporation Inc.

                                    135 East 57th Street, 14th Floor

                                    New York, New York 10022

                                    Attention: [_______]

If to the Participant:    [_________]

                                    [_________]

                                    [_________]

or at such other address as will be indicated to either party in writing. Notice of change of address will be effective only upon receipt. A notice provided in the manner required herein will be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

12.              Waiver.

The Company’s failure to enforce any provision of this agreement will not constitute a waiver of its right to enforce such provision. The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

13.              Governing Law; Jurisdiction.

This agreement will be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each party agrees that any action or proceedings relating to this Agreement seeking injunctive relief or enforcement of an arbitration award may be instituted against such party in any appropriate court in the State of New York and hereby irrevocably submits to the jurisdiction of the State and Federal courts of the State of New York and waives any claim of forum nonconveniens with respect thereto.

14.              Headings.

The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this agreement.

15.              Severability.

If any provision of this agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this agreement shall be deemed valid and enforceable to the extent possible.

16.              Entire Agreement.

The parties hereto acknowledge that each has read this agreement, understands it, and agrees to be bound by its terms. The parties further agree that this agreement and any modifications made pursuant hereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supersede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this agreement. This agreement may not be amended, changed or modified absent a writing signed by both parties.

17.              Counterparts.

This agreement may be executed in one or more counterparts, which, together, will constitute one and the same agreement.

18.              Other Terms and Conditions.

By signing this agreement, the Participant agrees and confirms that:

a.                      the Participant has received from the Company or, if different, his or her employer company, a privacy notice that includes details of how his or her personal data may be used in connection with this option; and

b.                     if the Participant ceases to be an employee, he or she will not be entitled to any compensation for any loss of any right or benefit or prospective right in respect of this option which he or she might otherwise have enjoyed and, accordingly, the Participant hereby waives any rights to compensation or damages in consequence of the termination of his or her employment with the Company, or a group company for any reason whatsoever, whether such compensation is claimed by way of damages, for wrongful dismissal, for breach of contract, by way of compensation for loss of office or otherwise.

ANNEX A

Trans-Lux Corporation Inc.
Stock Option Exercise Notice

Trans-Lux Corporation Inc.
135 East 57th Street, 14th Floor

New York, New York 10022

Dear Sir or Madam:

I, ___________________ (the “Participant”), hereby irrevocably exercise the right to purchase shares of the Common Stock, $0.001 par value per share (the “Shares”), of Trans-Lux Corporation Inc. (the “Company”) at $______ per share pursuant to a stock option agreement with the Company dated December ___, 2021 (the “Option Agreement”). Enclosed herewith is a payment of $___________, the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:
Signature and Print Name:
Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):